UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

FSP PHOENIX TOWER CORP. LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Delaware	000-52559	90-6229241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On or about January 31, 2013, FSP Phoenix Tower Corp. Liquidating Trust (the “Liquidating Trust”) will be mailing a letter to the beneficiaries of the Liquidating Trust regarding the dissolution of FSP Phoenix Tower Corp. (the “Company”). The full text of the letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On February 1, 2013, the Company filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company’s preferred stock under Rule 12g-4(a) of the Exchange Act. However, pursuant to Rule 12g-3(a) of the Exchange Act, as a successor-in-interest to the Company, the Liquidating Trust is subject to the reporting requirements of Section 13(a) of the Exchange Act with respect to the beneficial interests of the Liquidating Trust.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP PHOENIX TOWER CORP. LIQUIDATING TRUST

Date: February 1, 2013	By: FSP Property Management LLC, its Trustee By: /s/ Janet P. Notopoulos
Janet P. Notopoulos President

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to be mailed by FSP Phoenix Tower Corp. Liquidating Trust on or about January 31, 2013.

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